EMPLOYMENT AND NON-COMPETITION AGREEMENT

THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT, is entered into as of this 12th day of August, 2010 by and between Pioneer Power Solutions, Inc. (the “Company”), a Delaware corporation, 400 Kelby Street 9th Floor, Fort Lee, N.J. 07024 and Andrew Minkow, 60 West 13th Street #6F, New York, New York 10011 (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and

WHEREAS, the Company and the Executive desire to set forth the terms and conditions of such employment.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Term of Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment, in accordance with the terms and conditions set forth herein, for a term (the “Employment Term”) commencing on the date hereof and terminating, unless otherwise terminated earlier in accordance with Section 5 hereof, on August 12, 2013.

2.           Position and Responsibilities. During the Employment Term, the Executive shall serve as Chief Financial Officer, Secretary, Treasurer and Director of the Company, as Chief Financial Officer of Pioneer Wind Energy Systems, Inc., and shall continue in his current capacity as a Vice President of Jefferson Electric, Inc. The Executive shall report exclusively to the Chief Executive Officer of the Company (the “Chief Executive Officer”). Upon the commencement of the Employment Term and subject to approval by the Board of Directors of the Company (the “Board”), such approval not to be unreasonably withheld, the Company shall elect the Executive as a director on the Board. The Executive shall have all of the duties, authorities, powers and responsibilities commensurate with all of the duties, authorities, powers and responsibilities of a chief financial officer. The Executive shall devote substantially all of his business time, attention and energies to the performance of his duties hereunder, provided that the foregoing shall not prevent the Executive from participating in charitable, community or industry affairs, from managing his and his family’s personal investments and future business activities, and from serving on the boards of directors of not-for-profit companies to the extent any of such activities do not interfere with the performance of his duties hereunder.

3.           Compensation and Benefits. The Company shall pay and provide the Executive the following:

3.1.           Base Salary. The Company shall pay the Executive a base salary (the “Base Salary”) at an annual rate of not less than One Hundred Eighty Thousand Dollars ($180,000) per year in accordance with the Company’s normal payroll practices for senior executives. Base Salary shall be increased to Two Hundred  Five Thousand Dollars ($205,000) and to Two Hundred Thirty Thousand Dollars ($230,000) on the first and second anniversaries, respectively, of the date hereof.  Once increased, Base Salary shall not be reduced and shall thereafter, as increased, shall be the Base Salary hereunder.

3.2.           Annual Bonus. In addition to the Base Salary set forth in 3.1 above, the Executive shall be entitled to such bonus compensation as the Chief Executive Officer may recommend for approval by the Board, which approval the Board, or its designated committee, may determine from time to time in its sole discretion, but not to exceed 50% of the Executive’s Base Salary (which percentage may be increased in the discretion of the Board).

3.3.           Employee Stock Options. The Executive shall, to the extent eligible, be entitled to participate at a level commensurate with his position in the Company’s 2009 Stock Incentive Plan. Such participation shall commence with an initial grant of 150,000 incentive stock options on the date hereof. The initial grant of incentive stock options shall have an exercise price equivalent to the last reported sales price for the Company’s common shares on the day prior to the grant date and shall expire on August 12, 2020. The initial grant of incentive stock options will vest over three years with one third vesting on the first anniversary of the date of grant and one third vesting on each of the second and third anniversaries of the date of grant.

3.4.           Employee Benefits. The Executive shall, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee benefit, fringe benefit, welfare, retirement, savings and incentive plans and programs generally provided by the Company or its subsidiaries to its senior executives from time to time.

3.5.           Vacation. The Executive shall be entitled to paid vacation in accordance with the standard written policies of the Company with regard to vacations of senior executives, but in no event less than four (4) weeks per calendar year (with proration for partial years).

4.           Expenses. Upon submission of appropriate documentation, the Company shall pay, or reimburse, the Executive for all ordinary and necessary business expenses (including, but not limited to, travel and entertainment expenses) which the Executive incurs in connection with the performance of his duties hereunder.

5.           Termination of Employment and the Employment Term. The Executive’s employment with the Company and the Employment Term shall terminate upon the occurrence of the first of the following events:

5.1.           Death. Automatically on the date of the Executive’s death.

5.2.           Disability. Upon thirty (30) days’ written notice by the Company to the Executive of a termination due to Disability, provided such notice is delivered during the period of Disability. “Disability” shall mean the inability of the Executive, due to injury, illness, disease or bodily or mental infirmity, to engage in the performance of his material duties hereunder for a period of more than one hundred eighty (180) days in any twelve (12) month period.

5.3.           For Cause. Immediately upon written notice by the Company to the Executive of a termination for Cause, provided such notice is given within ninety (90) days after the discovery by the Board of the Cause event and has been approved by at least two-thirds of the directors then in office (other than the Executive) at a meeting at which the Executive and his counsel had the right to appear and address after receiving at least five (5) business days written notice of the meeting and reasonable detail of the facts and circumstances claimed to provide a basis for such termination. “Cause” shall mean: (i) an act or acts of willful and material misrepresentation, fraud or willful dishonesty (other than good faith expense account disputes) by the Executive which is intended to result in his substantial personal enrichment at the expense of the Company; (ii) any willful misconduct by the Executive with regard to the Company that has a material adverse impact on the Company; (iii) any material, willful and knowing violation by the Executive of any fiduciary duties owed by him to the Company which has a material adverse impact on the Company; (iv) the Executive’s conviction of, or pleading nolo contendere or guilty to, a felony (other than (x) a traffic infraction or (y) vicarious liability solely as a result of his position provided that the Executive did not have actual knowledge of the actions or inactions creating the violation of the law or the Executive relied in good faith on the advice of counsel with regard to the legality of such action or inaction); or (v) any other material breach by the Executive of this Agreement that is not cured by the Executive within twenty (20) days after receipt by the Executive of a written notice from the Company of such breach specifying the details thereof. No action or inaction should be deemed willful if not demonstrably willful and if taken or not taken by the Executive in good faith as not being adverse to the best interests of the Company. Reference in this Section 5.3 to the Company shall also include direct and indirect subsidiaries of the Company.

5.4.           Without Cause.  Upon sixty (60) days’ written notice by the Company to the Executive of a termination Without Cause. “Without Cause” shall mean any reason other than death of the Executive, Disability or Cause.  In the event the Company terminates the Executive’s employment pursuant to this Section 5.4, the Company shall (a) continue to pay the Executive the Base Salary for the remainder of the Employment Term, (b) continue to pay the Executive Annual Bonuses based on the average bonus compensation (as a percentage of Base Salary) paid historically to the Executive during the period prior to his termination Without Cause (such payments becoming due and payable on calendar dates consistent with the Company’s past practice), and (c) cause all stock options awarded to the Executive to become immediately and fully vested.

6.            Non-Competition/Non-Solicitation.

6.1.           Non-Competition. The Executive agrees that during the Specified Period (as defined below), the Executive shall not, directly or indirectly, be engaged as a principal in any other business, activity or conduct which competes with the business of the Company (or be an employee, consultant, director, principal, shareholder or adviser of, or otherwise be affiliated with, any such business, activity or conduct), provided that competition shall not include: (i) holding five percent (5%) or less of an interest in the equity or debt of any publicly traded company, (ii) engaging in any activity with the prior written approval of the Board, or (iii) being involved only in a noncompeting portion of a business which is in competition with the business of the Company (but only if such non-competing portion of the business is conducted as a separate business unit, and the Executive has no direct or indirect involvement with the operations of the competing business unit (with the burden of so demonstrating being on the Executive) and the foregoing shall not affect the Executive’s obligations of confidentiality). For purposes of this Section 6, “Company” shall mean the Company and its subsidiaries and affiliates. The “Specified Period” means the earlier to occur of (w) August 12, 2013, (x) the date upon which the Executive is terminated Without Cause, (y) the termination of the Executive’s employment due to Disability or (z) the Executive’s voluntary termination of his employment following a breach by the Company of this Agreement.

6.2.           Non-Solicitation. The Executive agrees that during the Specified Period the Executive shall not, directly or indirectly, (i) solicit any customer, client, supplier, or middleman of the Company or induce any customer, client, supplier, or middleman of the Company to terminate, or otherwise to cease, reduce, or diminish in any way its relationship with the Company or (ii) solicit or induce, or attempt to solicit or induce, any non-clerical employee(s), sales representative(s), agent(s), or consultant(s) of the Company to terminate such person’s employment, representation or other association with the Company for the purpose of affiliating with any entity with which the Executive is associated.

6.3.           Confidentiality. The Executive specifically acknowledges that any trade secrets or confidential business and technical information of the Company or its vendors, suppliers or customers, whether reduced to writing, maintained on any form of electronic media, or maintained in mind or memory and whether compiled by the Executive or the Company (collectively, “Confidential Information”), derives independent economic value from not being readily known to or ascertainable by proper means by others; that reasonable efforts have been made by the Company to maintain the secrecy of such information; that such information is the sole property of the Company or its vendors, suppliers, or customers and that any retention, use or disclosure of such information by the Executive during the Employment Term (except in the course of performing duties and obligations of employment with the Company) or any time after termination thereof, shall constitute misappropriation of the trade secrets of the Company or its vendors, suppliers, or customers, provided that Confidential Information shall not include: (i) information that is at the time of disclosure public knowledge or generally known within the industry; (ii) information deemed in good faith by the Executive, while employed by the Company, desirable to disclose in the course of performing the Executive’s duties; (iii) information the disclosure of which the Executive in good faith deems necessary in defense of the Executive’s rights provided such disclosure by the Executive is limited to only disclose as necessary for such purpose; or (iv) information disclosed by the Executive to comply with a court, or other lawful compulsory, order compelling him to do so, provided the Executive gives the Company prompt notice of the receipt of such order and the disclosure by the Executive is limited to only disclosure necessary for such purpose.

6.4.           Return of Property. Upon the termination of the Executive’s employment or at any other time upon written request by the Company, the Executive shall promptly deliver to the Company all records, files, memoranda, designs, data, reports, drawings, plans, computer programs, software and other documents (and all copies or reproductions of such materials in his possession or control) belonging to the Company. Notwithstanding the foregoing, the Executive may retain his rolodex, Microsoft Outlook Contacts file or similar electronic file and similar phone directories (collectively, the “Rolodex”), to the extent the Rolodex does not contain information other than name, address, telephone number, e-mail address and similar information.

6.5.           Scope of Restrictions/Remedies. If, at the time of enforcement of this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. In the event of a material breach or threatened material breach of this Section 6, the Company, in addition to its other remedies at law or in equity, shall be entitled to injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of this Section 6. The Company agrees that it will not assert to enjoin or otherwise limit the Executive’s activities based on an argument of inevitable disclosure of confidential information. Upon written request of the Executive, the Company shall within thirty (30) days notify the Executive in writing whether or not in good faith it believes that any proposed activities would be in competition and, if it so determines that such activity is not in competition or does not reply within thirty (30) days, the Company shall be deemed to waive any right to treat such activities as competition under Section 6.1 hereof unless the facts are otherwise than as presented by the Executive or there is a change thereafter in such activities.

7.           Indemnification/Liability Insurance. The Company shall concurrently with the execution and delivery of this Agreement enter into an Indemnification Agreement with the Executive (in substantially the same form attached as Appendix A hereto). The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liability exists, after the Employment Term in the same amount and to the same extent, if any, as the Company covers its other officers and directors.

8.           Assignment. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any Successor of the Company, and any such Successor shall be deemed substituted for all purposes of the “Company” under the terms of this Agreement. “Successor” shall mean any person, firm, corporation or business entity which at any time, whether by merger, share exchange, purchase, or otherwise, acquires all or substantially all of the assets of the Company. Notwithstanding such assignment, the Company shall remain, with such Successor, jointly and severally liable for all its obligations hereunder. Except as herein provided, this Agreement may not otherwise be assigned by the Company. This Agreement is not assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die after a termination while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid to the Executive’s devisee, legatee, or other designee or, in the absence of such designee, to the Executive’s estate.

9.           Legal Remedies.

9.1.           Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one (1) day after sending by express mail or other “overnight mail service,” or three (3) days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to the Executive, to the address as listed in the Company’s records, and if to the Company, to the address set forth on the first page of this Agreement, attention of Chief Executive Officer. Either party may change the notice address by notice given as aforesaid.

9.2.           Arbitration. All disputes and controversies arising under or in connection with this Agreement, other than the seeking of injunctive or other equitable relief pursuant to Section 6 hereof, shall be settled exclusively by arbitration in New York City, New York, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of commercial disputes of the American Arbitration Association (“AAA”) then in effect. The determination of the arbitrators shall be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of the AAA and the arbitrator shall be borne as determined by the arbitrator.

10.           Miscellaneous.

10.1.           Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

10.2.           Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended, nor any provision hereof waived, except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

10.3.           Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

10.4.           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

10.5.           Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

10.6.           Governing Law. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of New York, without regard to any otherwise applicable principles of conflicts of laws.

[Signature page follows immediately]

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement, as of the day and year first above written.

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan J. Mazurek
Name: Nathan J. Mazurek
Title: President and Chief Executive Officer

EXECUTIVE

/s/ Andrew M. Minkow
Andrew M. Minkow

[Signature page to Employment Agreement]

APPENDIX A

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is entered into as of this 12th day of August, 2010, by and between Pioneer Power Solutions, Inc., a Delaware corporation (the "Company"), and Andrew M. Minkow ("Indemnitee").

RECITALS

A.           The Company is aware that because of the increased exposure to litigation costs, talented and experienced persons are increasingly reluctant to serve or continue serving as directors and officers of corporations unless they are protected by comprehensive liability insurance and indemnification.

B.           The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate guidance regarding the proper course of action.

C.           The Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, the Company should contractually indemnify its officers and directors, and the officers and directors of its subsidiaries, in connection with claims against such officers and directors in connection with their services to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could be detrimental to the Company, its subsidiaries and stockholders.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a)           Agent. "Agent" with respect to the Company means any person who is or was a director, officer, employee or other agent of the Company or a Subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of, the Company or a Subsidiary of the Company as a director, officer, employee or agent of another entity or enterprise; or was a director, officer, employee or agent of a predecessor corporation of the Company or a Subsidiary of the Company, or was a director, officer, employee or agent of another entity or enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b)           Expenses. "Expenses" means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees, costs of investigation and related disbursements) incurred by the Indemnitee in connection with the investigation, settlement, defense or appeal of a claim or Proceeding covered hereby or establishing or enforcing a right to indemnification under this Agreement.

(c)           Proceeding. "Proceeding" means any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise.

(d)           Subsidiary. "Subsidiary" means any corporation or other entity of which more than 10% of the outstanding voting securities or interests is owned directly or indirectly by the Company, and one or more other Subsidiaries, taken as a whole.

2.           Maintenance of Liability Insurance.

(a)           The Company hereby covenants and agrees with Indemnitee that, subject to Section 2(b), the Company shall obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts as the Board of Directors shall determine from established and reputable insurers, but no less than the amounts in effect upon initial procurement of the D&O Insurance. In all policies of D&O Insurance, Indemnitee shall be named as an insured.

(b)           Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that the premium costs for such insurance are (i) disproportionate to the amount of coverage provided after giving effect to exclusions, and (ii) substantially more burdensome to the Company than the premiums charged to the Company for its initial D&O Insurance.

3.           Mandatory Indemnification. The Company shall defend, indemnify and hold harmless Indemnitee:

(a)           Third Party Actions. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was or is claimed to be an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, legal fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by such person in connection with the investigation, defense, settlement or appeal of such Proceeding, so long as Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe such person's conduct was unlawful.

(b)           Actions by or in the Right of the Company. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, against any and all Expenses and liabilities or any type whatsoever (including, but not limited to, legal fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by such person in connection with the investigation, defense, settlement or appeal of such Proceeding, so long as the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made, and Indemnitee shall repay all amounts previously advanced by the Company, in respect of any claim, issue or matter for which such person is judged in a final, non-appealable decision to be liable to the Company by a court of competent jurisdiction, unless and only to the extent that the court in which such Proceeding was brought shall determine that Indemnitee is fairly and reasonably entitle to indemnity.

(c)           Actions Where Indemnitee Is Deceased. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, the Indemnitee shall die, then the Company shall defend, indemnify and hold harmless the estate, heirs and legatees of the Indemnitee against any and all Expenses and liabilities incurred by or for such persons or entities in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for the Indemnitee in Sections 3(a) and 3(b) above.

The Expenses and liabilities covered hereby shall be net of any payments by D&O Insurance carriers or others.

4.           Partial Indemnification. If Indemnitee is found under Section 3, 7 or 10 hereof not to be entitled to indemnification for all of the Expenses and liabilities relating to a Proceeding, the Company shall indemnify the Indemnitee for any portion of such Expenses not specifically precluded by the operation of such Section 3, 7 or 10.

5.           Mandatory Advancement of Expenses. Until a determination to the contrary under Section 7 hereof is made, and unless the provisions of Section 10 apply, the Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which Indemnitee is a party or is threatened to be made a party covered by the indemnification in Section 3 hereof. If required by law, as a condition to such advances, Indemnitee shall, at the request of the Company, undertake in a reasonable manner to repay such amounts advanced if it shall ultimately be determined by a final order of a court that Indemnitee is not entitled to be indemnified by the Company by the terms hereof or under applicable law. Subject to Section 6 hereof, the advances to be made hereunder shall be paid by the Company to Indemnitee within 20 days following delivery of a written request by Indemnitee to the Company, which request shall be accompanied by vouchers, invoices and similar evidence documenting the amounts requested.

6.           Indemnification Procedures.

(a)           Promptly after receipt by Indemnitee of notice to him of the commencement or threat of any Proceeding or claim covered hereby, Indemnitee shall notify the Company of the commencement or threat thereof, provided that any failure to so notify shall not relieve the Company of any of its obligations hereunder, except to the extent that such failure or delay increases the liability of the Company hereunder.

(b)           If, at the time of the receipt of a notice pursuant to Section 6(a) above, the Company has D&O Insurance in effect, the Company shall give prompt notice of the Proceeding or claim to its insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay all amounts payable as a result of such Proceeding or claim in accordance with the terms of such policies, and Indemnitee shall not take any action (by waiver, settlement or otherwise) which would adversely affect the ability of the Company to obtain payment from its insurers.

(c)           If the Company shall be obligated to pay the Expenses of Indemnitee, the Company may (and shall if requested by Indemnitee in writing) assume the defense of the Proceeding to which the Expenses relate, in which event the Company shall deliver a notice of assumption to Indemnitee. Any counsel employed by the Company in connection with the defense of such Proceeding shall be subject to approval by Indemnitee, such approval not to be unreasonably withheld or delayed. The Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel incurred by Indemnitee after delivery of such notice of assumption with respect to such Proceeding; provided; however, that if Indemnitee shall have provided the Company with an opinion of counsel stating that there is a strong argument that a conflict of interest exists between the Company and Indemnitee in the conduct of any such defense, the fees and Expenses of Indemnitee's counsel shall be at the expense of the Company. Notwithstanding the fact that the Company assumes the defense of a Proceeding pursuant to the preceding sentence, Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee's expense.

7.           Determination of Right to Indemnification.

(a)           To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, claim, issue or matter covered hereby, Indemnitee need not repay any of the Expenses advanced in connection with the investigation, defense or appeal of such Proceeding.

(b)           If Section 7(a) is inapplicable, the Company shall remain obligated to indemnify Indemnitee, and Indemnitee need not repay Expenses previously advanced, unless the Company, by motion before a court of competent jurisdiction, obtains an order for preliminary or permanent relief suspending or denying the obligation to advance or indemnify for Expenses.

(c)           Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any Proceeding under Section 7(b) and against all Expenses incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that the material claims and/or defenses of Indemnitee in any such Proceeding were frivolous or made in bad faith.

8.           Certificate of Incorporation and Bylaws. The Company agrees that the Company's Certificate of Incorporation and Bylaws in effect on the date hereof shall not be amended to reduce, limit, hinder or delay (i) the rights of Indemnitee granted hereby, or (ii) the ability of the Company to indemnify Indemnitee as required hereby.

9.           Witness Expenses. The Company agrees to compensate Indemnitee for the reasonable value of his time spent, and to reimburse Indemnitee for all Expenses (including attorneys' fees and travel costs) incurred by him, in connection with being a witness, or if Indemnitee is threatened to be made a witness, with respect to any Proceeding, by reason of his serving or having served as an Agent of the Company.

10.           Exceptions. Notwithstanding any other provision hereunder to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under this Agreement or the provisions of the Company's Certificate of Incorporation or Bylaws unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding were not made in good faith or were frivolous).

(b)           Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding covered hereby without the prior written consent of the Company to such settlement.

11.           Non-exclusivity. This Agreement is not the exclusive arrangement between the Company and Indemnitee regarding the subject matter hereof and shall not diminish or affect any other rights which Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or By-laws, under other agreements, or otherwise.

12.           Continuation After Term. Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as a director or Agent of the Company and the benefits hereof shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

13.           Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, provisions of the Agreement shall not in any way be affected or impaired thereby, and to the fullest extent possible, the provisions of this Agreement shall be construed or altered by the court so as to remain enforceable and to provide Indemnitee with as many of the benefits contemplated hereby as are permitted under law.

14.           Counterparts, Modification and Waiver. This Agreement may be signed in counterparts. This Agreement constitutes a separate agreement between the Company and Indemnitee and may be supplemented or amended as to Indemnitee only by a written instrument signed by the Company and Indemnitee, with such amendment binding only the Company and Indemnitee. All waivers must be in a written document signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be implied by the conduct of the parties. A waiver of any right hereunder shall not constitute a waiver of any other right hereunder.

15.           Notices. All notices, demands, consents, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if hand delivered (effective upon receipt or when refused), or if sent by a courier freight prepaid (effective upon receipt or when refused), in the case of the Company, at the addresses listed below, and in the case of Indemnitee, at Indemnitee's address of record at the office of the Company, or to such other addresses as the parties may notify each other in writing.

To Company:	Pioneer Power Solutions, Inc.
400 Kelby Street, 9th Floor
Fort Lee, NJ 07024 Attention: Chief Executive Officer

To Indemnitee:	At the Indemnitee's residence address and facsimile number on the records of the Company from time to time.

16.           Evidence of Coverage. Upon request by Indemnitee, the Company shall provide evidence of the liability insurance coverage required by this Agreement. The Company shall promptly notify Indemnitee of any change in the Company's D&O Insurance coverage.

17.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan J. Mazurek
Name: Nathan J. Mazurek
Title: President and Chief Executive Officer

EXECUTIVE

/s/ Andrew M. Minkow
Andrew M. Minkow

[Signature page to Indemnification Agreement]